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                                                                    EXHIBIT 99.3

PROXY

                        ARRIS PHARMACEUTICAL CORPORATION

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING [JANUARY 7], 1998

The undersigned stockholder of Arris Pharmaceutical Corporation (the "Company" or "Arris") hereby appoints John P. Walker and Frederick J. Ruegsegger and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Arris which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Arris to be held at the Company's offices located at 180 Kimball Way, South San Francisco, California on [January 7], 1998, at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
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PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE.  [X]
1. Approval of issuance of shares of Common Stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 2, 1997, among Arris Pharmaceutical Corporation, Sequana Therapeutics, Inc. and Beagle Acquisition Sub, Inc. a wholly owned subsidiary of Arris Pharmaceutical Corporation:

   FOR              AGAINST               ABSTAIN
   [ ]                [ ]                   [ ]

2. Approval of the Certificate of Amendment to Amended and Restated Certificate of Incorporation:

   FOR              AGAINST               ABSTAIN
   [ ]                [ ]                   [ ]

3. Approval of the 1997 Equity Incentive Plan:

   FOR              AGAINST               ABSTAIN
   [ ]                [ ]                   [ ]

4. Approval of the 1994 Non-Employee Directors' Stock Option Plan, as amended:

   FOR              AGAINST               ABSTAIN
   [ ]                [ ]                   [ ]

5. Approval of the Employee Stock Purchase Plan, as amended:

   FOR              AGAINST               ABSTAIN
   [ ]                [ ]                   [ ]

6. Upon any other matters which might come before the meeting.

                                              Unless a contrary direction is
                                              indicated, this Proxy will be
                                              voted FOR Proposals 1, 2, 3, 4, 5
                                              and 6. If specific instructions
                                              are indicated, this Proxy will be
                                              voted in accordance therewith.

Signature(s) ______________________________________________  Dated ______, 1997
Please sign exactly as name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.
PLEASE MARK, DATE, SIGN AND RETURN.

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